As Filed with the Securities and Exchange Commission on September 2, 1999
                                                  Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                                EATON CORPORATION
               (Exact name of issuer as specified in its charter)

              Ohio                              34-0196300
    ------------------------       ---------------------------------
    (State of Incorporation)       (IRS Employer Identification No.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)

                AEROQUIP-VICKERS SAVINGS AND PROFIT-SHARING PLAN

                              (Full Title of Plan)

                            E. R. Franklin, Secretary
                                Eaton Corporation
                       Eaton Center, Cleveland, Ohio 44114
                                 (216) 523-4103
           (Name, address, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed     Proposed
 Title of                           Maximum      Maximum
 Securities           Amount        Offering     Aggregate     Amount of
 to be                to be         Price        Offering     Registration
 Registered           Registered    Per Share    Price(1)          Fee
--------------------------------------------------------------------------------
 Common Shares
 with a par value
 of $.50 each        250,000        N/A          $24,984,375   $6,945.66

 Plan
 Participations(2)   Indeterminate  N/A          N/A           N/A
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(a) under the Securities Act of 1933, as amended.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

   (a) The Company's annual report on Form 10-K for the year ended December 31, 1998.

   (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

   (c) The Company's reports on Form 8-K dated March 29, 1999, April 9, 1999, April 22, 1999 (amended May 11, 1999), June 21, 1999, July 1, 1999 and July 15,
1999.

   (d) The Company's report on Form 11-K dated June 11, 1999 for the Aeroquip-Vickers Savings and Profit-Sharing Plan for the year ended December 31, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.

         The Eaton Common Shares are registered under Section 12 of the 1934 Act and, accordingly, no description is provided hereunder.


Item 5.  Interests of Named Experts and Counsel.

         G. L. Gherlein, who has passed on the legality of the Eaton Common Shares covered by this Registration Statement, is Executive Vice President and General Counsel of the Company.


Item 6.  Indemnification of Directors and Officers.

         Paragraph (E) of Section 1701.13 of the Ohio Revised Code grants each corporation organized under the laws of the State of Ohio, such as Eaton, power to indemnify its directors, officers and other specified persons. Provisions relating to indemnification of directors and officers of Eaton and other specified persons have been adopted pursuant to the Ohio law and are contained in Article IV, Section 2 of Eaton's Amended Regulations. Under the Amended Regulations, Eaton shall indemnify any director, officer or other specified person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her by reason of the fact that he is or was such director, officer or other specified person, to the full extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and Eaton's Amended Regulations referred to herein.

         The Company has entered into an Indemnification Agreement with each of its officers and directors. The Agreements provide that the Company shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require the Company to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on the date of the Agreements, and to establish and maintain an escrow account of up to $10 million to fund the Company's obligations under the Agreements, except that the Company is required to fund the escrow only upon the occurrence of a change of control of the Company, as defined under the Agreements.

         Eaton also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which claims may be in addition to those described in Section 2 of
Article IV of the Amended Regulations.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits

         See List of Exhibits at page 8.


Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   * * * * * *

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    The Registrant - Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this or her Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 1st day of September, 1999.

                                      EATON CORPORATION


                                      By  /s/ G. L. Gherlein
                                        ----------------------------
                                         G. L. Gherlein
                                         Executive Vice President
                                         and General Counsel



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Name                     Title


          *                Chairman and Chief Executive
------------------------   Officer; Principal Executive
   Stephen R. Hardis       Officer; Director

          *                President and Chief Operating
------------------------   Officer; Director
   Alexander M. Cutler

          *                Executive Vice President - Chief
------------------------   Financial and Planning
   Adrian T. Dillon        Officer; Principal Financial
                           Officer

          *                Vice President and Controller;
------------------------   Principal Accounting Officer
   Billie K. Rawot

          *                Director
------------------------
   Michael J. Critelli

          *                Director
------------------------
   Phyllis B. Davis

          *                Director
------------------------
   Ernie Green

          *                Director
------------------------
   Ned C. Lautenbach

          *                Director
------------------------
   John R. Miller

          *                Director
------------------------
   Victor A. Pelson

          *                Director
------------------------
   A. William Reynolds

          *                Director
------------------------
   Gary L. Tooker







*By  /s/ David M. O'Loughlin                                  September 1, 1999
    --------------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     Signing in the capacities indicated

                                 PLAN SIGNATURE


         The Plan - Pursuant to the requirements of the Securities Act of 1933, the Aeroquip-Vickers Savings and Profit-Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 1st day of September, 1999.




                             AEROQUIP-VICKERS SAVINGS AND PROFIT-SHARING PLAN

                             By: Eaton Corporation Pension Administration Committee



                             By:    /s/ S. J. Cook
                                ---------------------------------
                                   S. J. Cook, Chairperson
                                   of the Pension Administration
                                   Committee

                                  EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit


4(a) Amended Articles of Incorporation of Eaton Corporation filed as Exhibit 3(i) to Form 8-K report dated May 19, 1994 and incorporated herein by reference.

4(b) Amended Regulations of Eaton Corporation filed as Exhibit (a)(3)(a) to Form 10-K report for the year ended December 31, 1994 and incorporated herein by reference.

5 Opinion of G. L. Gherlein, Executive Vice President and General Counsel, as to the validity of the Common Shares registered.

23(a)    Consent of Ernst & Young LLP.

23(b) Consent of G. L. Gherlein, Executive Vice President and General Counsel of Eaton Corporation, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

24       Power of Attorney.